EXHIBIT 3(i)

                              CITY HOLDING COMPANY

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                  STOCKHOLDERS

        Section 1. Annual Meetings. The annual meeting of the shareholders shall be held at the principal office of the corporation at Charleston, Kanawha County, West Virginia, on the 30th of March of each year, or at such other place and on such other date as the Board of Directors may designate by resolution from time to time.

        For the purpose of determining shareholders entitled to vote at the annual meeting of the shareholders or any adjournment thereof, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and not less than ten days prior to the date of the annual meeting.

        Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or by the President and Secretary, or by any three or more shareholders holding together not less than ten percentum (10%) of the capital stock of the corporation.

        For the purpose of determining shareholders entitled to vote at the special meeting of the shareholders or any adjournment thereof, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and not less than ten days prior to the date of the special meeting.

        Section 3. Notice of Meetings. Notice of either annual or special meetings of the shareholders shall be given by mailing to each shareholder of record at his last know post office address, postage prepaid, at least ten (10) days prior to the date of the meeting, a written notice thereof. Such notice shall state the time and place of the meeting. The call for the meeting, if made by shareholders, shall be signed by the shareholders making the call. If the call should be made by the Board of Directors, it shall be signed by the President, a Vice President or the Secretary of the corporation. If the call be made by the President or the Secretary, it shall be signed by both of them. The notice of special meetings of the shareholders shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at any such meeting. Notice of the time, place or purpose of any meeting of shareholders may be dispensed with if each shareholder shall attend either in person or by proxy of if every absent shareholder shall, in writing filed with the records of the meeting, either before or after the holding thereof, waive such notice, any such meetings may be held at any time and place that the shareholders agree upon.

        Section 4. Quorum. The holders of a majority of all the shares of the capital stock of the corporation entitled to vote shall constitute a quorum at any meeting for all purposes, including the election of Directors. Any number less than a quorum present may adjourn any shareholders' meeting until a quorum is present.

        Section 5. Voting. In all elections of Directors, each shareholder shall have the right to cast one (1) vote for each share of stock owned by him and entitled to a vote, and he may cast the same in person or by proxy, for as many persons as there are Directors to be elected, or he may cumulate such votes and give one candidate as many votes as the number of Directors to be elected multiplied by the number of his shares of stock shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and the Directors shall not be elected in any other manner; and on any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder shall be entitled to one (1) vote for each share of stock in person or by proxy.

        Section 6. Annual Report. The President shall annually prepare a full and true statement of the affairs of the corporation, which shall be submitted at the annual meeting of the shareholders and filed within twenty (20) days thereafter in the principal office of the corporation at Charleston, West Virginia, where it shall, during the usual business hours of each secular day be open for inspection by any shareholder of the corporation.

                                   ARTICLE II

                                    DIRECTORS

        Section 1. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than three the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more except when directors are added as a result of a business combination accounted for as a pooling-of-interests, but in no event shall the number of directors exceed twenty-five, and provided, further, however, that no decrease shall have the effect of shortening the term of any incumbent director.

        Section 2. Director Emeritus. From time to time, the Board of Directors may elect one or more persons to serve as a Director Emeritus. A Director Emeritus shall have the privilege of attending those meetings of the Board of Directors at which the Board has invited in writing all Directors Emeritus. He shall not have the right to vote on any matters or to receive attendance fees for the meetings he attends.

        Section 3. Qualifications. The members of the Board of Directors need not be residents of the State of West Virginia. Each member of the Board of Directors may serve until he reaches 70 years of age, at which time he shall be deemed to have retired from the Board.

        Any shareholder who intends to nominate or cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the corporation's management) shall notify the corporation. The notification shall be made in writing and delivered or sent by first class registered or certified mail to the President of the corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be delivered or sent by first class registered or certified mail to the President of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders.

        (a)     the names and addresses of the proposed nominees;
        (b)     the principal occupation of each proposed nominee;
        (c) the total number of shares that to the knowledge of the notifying shareholders will be voted for each of the proposed nominees;
        (d)     the name and residence  address of the  notifying  shareholders;
                and
        (e)     the number of shares owned by the notifying shareholders.

        Section 4. Time of Holding Office. Commencing with the 1986 annual meeting of stockholder, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. At the 1986 annual meeting of stockholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1987 annual meeting of stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1988 annual meeting of stockholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1989 annual meeting of stockholders. At each annual meeting of stockholders after 1986, the successors to the class of directors whose term shall then expire shall be identified as being of the same class of directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly-created directorships or any decrease in directorship shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal as possible.

        Section 5. Election of Officers. The Board of Directors shall elect from within their number a President. The Board shall also elect from within or without their number one or more Vice Presidents, a Secretary, a Treasurer, and all such other officers and agents as they may deem proper. The Board shall have the authority to fix the salaries of all officers and agents, whether such officers and agents be Directors or not. All officers and agents elected by the Board shall hold office during the pleasure of the Board.

         Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business. Any number less than a quorum present may adjourn any Directors' meeting until a quorum is present.

         Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held as needed.

         Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the President, or any three Directors to be held at such time and place and for such purposes as shall be specified in the notice.

        Section 9. Notice of Special Meetings. Telephonic or written notice of every special meeting of the Board of Directors shall be duly give to each Director not less than one (1) day before such meeting. Such notice shall state the time and place of the meeting and, if the meeting is being called for the purpose of amending the bylaws or for the purpose of authorizing the sale of all or substantially all of the assets of the corporation, such notice shall set forth the nature of the business intended to be transacted. Notice of any meeting of the Board may be dispensed with if every Director shall attend in person, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or if every absent Director shall in writing filed with the records of the meeting, either before or after the holding thereof, waive such notice. Any provision of these bylaws to the contrary notwithstanding a meeting of the Board of Directors may be held immediately following the adjournment of any meeting of the shareholders, and no notice need be given for any such meeting of the Board of Directors.

        Section 10. Chairman of the Board. The Board of Directors shall elect from among its members a Chairman of the Board of Directors who shall preside at all meetings of the Board of Directors and perform such other duties as may be designated by the Board.

        Section 11. Committees. The Board of Directors may, by resolution of resolutions passed by a majority of the whole Board, designate one or more committees, each to consist of two or more of the Directors, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

        Section 12. Powers of Directors. The Board of Directors may exercise all of the powers of the corporation except such as are by law or by the charter or by the bylaws conferred upon or reserved to the shareholders. It shall also have the power to fix the compensation of the officers elected or appointed by it, and of all other officers and employees of the corporation; to purchase or otherwise acquire for the corporation any property rights or privileges which the corporation is authorized to acquire, at such price and on such terms and conditions as the Board may think proper; to sell or otherwise dispose of any property owned by the corporation and not necessary for carrying on the business of the corporation and upon such terms and conditions and for such consideration as the Board may deem proper. The Board may also confer on any officers of the corporation the right to choose, remove or suspend any subordinate officer, agent, or employee. The Directors shall further have the power to fix Directors' fees form time to time in such amounts as the Directors shall deem proper.

        Section 13. Newly-Created Directorships and Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Section 14. Voting. No member of the Board of Directors shall vote on a question in which he is interested otherwise than as a shareholder, except the election of a President or other officer or employee or be present at the Board while the same is being considered; but if his retirement from the Board in such case reduces the number present below a quorum, the question may nevertheless be decided by those who remain. On any question the names of those voting each way shall be entered on the record of their proceedings if any member at the time requires it.

         Section 15. Depositories. The Board of Directors shall have the power to designate the bank in which corporate funds and securities shall be deposited.

        Section 16. Bonds for Officers. The Board of Directors may require any officer of the corporation whose duties involve the handling of its funds, or a part thereof, to furnish proper bond, such bond to be in a penalty to be prescribed by the Board.

         Section 17. Removal of Directors. Any director may be removed, with or without cause, only by the affirmative vote of the holders of a majority of the outstanding common stock.

                                   ARTICLE III

                                    OFFICERS

        Section 1. Executive Officers. The executive officers of the corporation shall be a President, one or more Vice Presidents as the Board of Directors may fix from time to time by proper resolutions, a Secretary and a Treasurer, all of whom shall be chosen by the Board of Directors as provided for in Section 4 of
Article II of these bylaws. Any two of the above-named offices, except those of President and Secretary, may be held by the same person, but no officer shall execute an acknowledgement or verify any instrument in more than one capacity, if such instrument is required by law or by these bylaws to be executed, acknowledged, verified or countersigned by two or more officers. The Board may, by resolution, provide for an Assistant Secretary and an Assistant Treasurer, and may also elect or appoint such other officers, agents and employees as the Board may deem proper.

        Section 2. Powers and Duties. The officers of the corporation shall have such powers and duties as are usually incident to their respective offices, as well as such powers and duties as from time to time shall be assigned to them by the Board of Directors.

        Section 3. Checks, Notes, Etc. All checks and drafts of the corporation, bank accounts, and all bills of exchange, promissory notes, and all acceptances, obligations and other instruments for the payment of money shall be signed and/or countersigned by such officers as the Board of Directors may designate.

        Section 4. Corporate Acknowledgments. The corporation may acknowledge any instrument required by law to be acknowledged by its attorney appointed to serve, and such appointment may be embodied in the deed or instrument to be acknowledged, or be made by a separate instrument, or such deed or other instrument may be acknowledged by the President or a Vice President of the corporation without such appointment, or in any manner provided by law.

                                   ARTICLE IV

                                  CAPITAL STOCK

        Section 1. Stock Certificates. The certificates of stock of this corporation shall be in such form as shall be approved by the Board of Directors, and shall be signed by the President or a Vice President and countersigned by the Secretary or Assistant Secretary and evidenced by the seal of the corporation. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the corporation properly endorsed.

        Section 2. Issuing Stock and Fixing Value. The Board of Directors of this corporation may issue the shares of its capital stock from time to time for such considerations as the Board may deem advisable. If the stock is to be issued for consideration other than cash, the Directors shall by resolution state their opinion of the actual value of any consideration other than cash for which such stock is issued.

        Section 3. Title. Title to a certificate and to the shares represented thereby may be transferred only (a) by delivery of the certificate endorsed, either in blank or to a specific person, by the person appearing by the certificate to be the owner of the shares represented thereby; or (b) by the delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, to be signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

        Section 4. Lost Certificate. A new certificate may be issued in lieu of one lost or destroyed without requiring publication of notice of loss and the cost of said publication applied on a bond of proportionately increased penalty in any case where such procedure is agreed to by said holder of record and deemed adequate by the Board of Directors. A new certificate may also be issued in the discretion of the Board without requiring either the publication of notice of loss or the giving of a bond; and upon such other conditions as may be agreed to by said holder of record and deemed adequate by the Board for the protection of the corporation and its shareholders.

                                    ARTICLE V

                         FISCAL YEAR AND CORPORATE SEAL

         Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and shall end on the 31st day of December of each year.

         Section 2. Corporate Seal. The Board of Directors shall provide a suitable seal containing the name of the corporation, which seal shall be in the charge and custody of the Secretary and Treasurer.

                                   ARTICLE VI

                                    DIVIDENDS

        Section 1. Dividends. The Board of Directors may from time to time declare and pay dividends from the surplus or any profits of the corporation, whenever they shall deem it expedient in the exercise of discretion and in conformity with the provisions upon which the capital stock of the corporation has been issued. If any shareholder shall be indebted to the corporation, his dividend, or so much as is necessary thereof, may be applied to the payment of such indebtedness, if then due and payable.

        Section 2. Working Capital. The Board of Directors may fix a sum which may be set aside or retained over and above the corporation's capital stock paid in as working capital for the corporation, and from time to time as the Board may increase, diminish and vary the same in its absolute judgment and discretion.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

         Section 1. Amendment. The Board of Directors shall have the power to make, amend and repeal the bylaws of the corporation at any regular or special meeting by a majority of the votes cast thereat.